PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (the “Pledge”), is made and entered into this January __, 2019, (“Effective Date”) by and between GENEREX BIOTECHNOLOGY CORPORATION, A Delaware corporation ("Pledgor") and REGENTYS CORPORATION, A Florida corporation ("Pledgee").

W I T N E S S E T H:

WHEREAS, Pledgee has sold to Pledgor a majority in interest of the capital stock of Regentys Corporation, a Florida corporation, pursuant to the terms contained in that certain Stock Purchase Agreement dated October 26, 2018 made by and between the parties; and

WHEREAS, in conjunction with such purchase and consistent with the terms contained in the Agreement, Pledgor has executed a promissory note in favor of Pledgee, a copy of which is attached hereto and made a part hereof as Exhibit "A" ("Note"); and

WHEREAS, in order to secure the payment of the Note, Pledgor has agreed to pledge the Shares to Pledgee.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties and representations herein contained, and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       As security for the due and punctual payment of the Note, Pledgor grants to Pledgee a security interest in and a lien on the Shares, together with all ownership rights, rights to subscribe, distributions, and other property to which said Pledgor is or may be entitled to receive on account of the Shares, whether now or hereafter owned or existing, together with all additions thereto and substitutions therefor (hereinafter collectively called the "Collateral").

2.       Pledgor agrees that Pledgee shall have, and there is hereby granted to and created in favor of Pledgee, a security interest under the Uniform Commercial Code of Delaware (hereinafter called the "Code") in and to the collateral hereby assigned and pledged and intended so to be and in and to the proceeds thereof, both cash and non-cash. Pledgor will faithfully preserve and protect Pledgee's security interest in the Collateral and the proceeds thereof and will promptly complete and file with the Delaware Secured Transactions Registry a UCC-1 Form identifying the Shares as collateral for the Note and giving Pledgee a priority lien.

3.       Notwithstanding the security interest in the Collateral and the proceeds thereof granted to and created in favor of Pledgee by this Agreement, Pledgor shall have the right, until the occurrence of an event of default as provided in Paragraph 7 hereof, to exercise all voting rights with respect to the Collateral.

4.       Pledgor represents and warrants to Pledgee that, upon the effective date of the Pledge (a) Pledgor is the sole and absolute owner of the Shares, (b) the Shares are free and clear of all pledges, liens, security interests and encumbrances, (c) Pledgor has the authority and power to execute this Agreement and to grant a security interest in the Collateral in favor of Pledgee, (d) Pledgor has obtained all necessary consents to enter into this Agreement, and (e) the person executing this Agreement on behalf of Pledgor is authorized and empowered to do so and will bind Pledgor as described therein.

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5.       Pledgor assumes full responsibility for taking any and all necessary steps to preserve rights with respect to the Collateral as to Pledgee. Pledgee shall not assign its interest in the Collateral, in whole or in part, without the express written consent of Pledgor.

6.       Promptly upon request of Pledgee from time to time, Pledgor will do all such acts and things and will execute and deliver to Pledgee all such documents as Pledgee may deem necessary or advisable in order to assure Pledgee of its rights granted hereunder, or otherwise by law, with respect to the Collateral and the proceeds thereof.

7.       In the event Pledgor shall fail to make any payment due under the Note, then, and in any such event, Pledgee shall have such rights and remedies with respect to the Collateral or any part thereof and the proceeds thereof as are provided by the Code and such other rights and remedies with respect thereto which it may have at law or in equity under this Pledge and Security Agreement or the Agreement or any of the documents or instruments referred to herein or therein, including, without limitation, to the extent not inconsistent with the provisions of the Code, the right to (a) transfer into Pledgee's name or into the name of its nominee or nominees any or all of the securities constituting the Collateral, vote the same, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were absolute owner thereof and (b) sell all or any part of the Collateral at public or private sale, without prior notice to Pledgor or any other person, except as otherwise required by law, at such place or places and at such time or times and in such manner as Pledgee may determine and apply the proceeds so received, first to the payment of the reasonable costs and expenses incurred by Pledgee in connection with such sale, including reasonable attorney's fees and legal expenses, second to the repayment of all amounts then due and unpaid to Pledgee pursuant to the Note, whether on account of principal or interest or otherwise, and whether by acceleration, maturity or otherwise, as Pledgee in its sole discretion may elect, and then to pay the balance, if any, as required by law.

8.       Upon full payment of all sums due by Pledgor to Pledgee under the Note, this Agreement shall terminate and be of no further force and effect and the UCC-1 Filing shall be withdrawn, terminated or expired. Until such time, however, this Agreement shall bind the Pledgor, its successors and assigns, and shall inure to the benefit of Pledgee, its successors and assigns.

9.       No delay or failure on the part of Pledgee in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other right, power or privilege of Pledgee hereunder; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of Pledgee hereunder are cumulative and not exclusive of any rights or remedies which it may otherwise have.

10.       This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the due execution hereof the day and year first above written.

WITNESS:	PLEDGOR:

GENEREX BIOTECHNOLOGY CORPORATION

WITNESS:	PLEDGEE:

REGENTYS CORPORATION

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EXHIBIT “A”

PROMISSORY NOTE

[See Attached]

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